Exhibit 10.1
NOTE MODIFICATION AGREEMENT

THIS NOTE MODIFICATION AGREEMENT (this “Agreement”) is entered into this 19th day of February, 2009 by and between US Dataworks, Inc., a Nevada corporation (the “Company”) and John L. Nicholson, M.D., an individual residing in the State of Texas and a Director of the Company (the “Holder”).  All capitalized terms not specifically defined herein shall have those meanings set forth in that certain US Dataworks, Inc. Refinancing Secured Note dated August 13, 2008 executed by the Company and payable to the order of the Holder in the original principal amount of Two Million Nine Hundred Ninety Five Thousand Dollars ($2,995,000) (as modified, renewed and extended to date, the “Note”).

W I T N E S S E T H:

WHEREAS, the Company and the Holder wish to revise certain provisions of the Note;

NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holder hereby agree as follows:

1.             The following modifications to the Note are made and agreed to effective as of February 19, 2009:

A.	Section 1 of the Note is hereby amended by adding the following sentence to the beginning of the Section:

“Within ten (10) days after the end of each calendar quarter beginning with March 31, 2009, the Company shall make mandatory principal payments to the Holder in an amount equal to $89,850, or three percent (3%) of the original principal amount of this Note; provided, however, that if such mandatory principal payment (together with the other mandatory quarterly principal payments due to the other holders of the Notes) would reduce the Company’s cash balance as of the last day of such calendar quarter below $500,000, then the amount of such mandatory principal payment shall be reduced to 80.9% of the amount, if any, by which the Company’s cash balance as of the last day of such quarter exceeds $500,000 (with any such shortfall in such scheduled principal payment not rolling into the next scheduled principal payment).”

B.	The reference to “August 13, 2009” in Section 1 of the Note is hereby replaced with “December 31, 2009.”

C.	The reference to “twelve percent (12%)” in Section 20(g) of the Note is hereby replaced with “thirteen percent (13%).”

D.	The text of Section 3(b) of the Note is hereby deleted in its entirety and replaced with the following: “This Section intentionally left blank.”

2.           In consideration of the Holder’s agreements to the modifications set forth in Section 1 of this Agreement, the Company shall pay an amendment fee to the Holder in the amount of $29,950.00, or one percent (1%) of the original principal amount of the Note.  Such payment shall be made in two equal installments on the date hereof and on May 20, 2009.

3.           The Note, as modified by this Agreement, and all of the other loan documents and other agreements and instruments executed and delivered in connection with the Note shall remain in full force and effect.

4.           The Company and the Holder represent and warrant to each other that, as of the date hereof: (a) each such party has full power and authority to execute this Agreement; (b) this Agreement constitutes the legal, valid and binding obligation of such party, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors' rights generally; and (c) no authorization, approval, consent or other action by, notice to, or filing with, any governmental authority or other person is required for the execution, delivery or performance by such party of this Agreement.

5.           The parties hereto shall from time to time execute and deliver all such other documents, instruments and assurances with respect to the matters described herein, and take all such other actions as may be necessary or required to carry into force and effect the purposes and intent of this Agreement.

6.           This Agreement, when executed by the parties hereto, shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, executors, administrators, personal representatives, successors and assigns.

7.           This Agreement may be executed simultaneously in a number of identical counterparts, each of which shall be an original and all of which together shall constitute but one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto on the date first set forth above.

THE COMPANY:

US DATAWORKS, INC.

By:	/s/ J. Patrick Millinor
Name: J. Patrick Millinor
Title: Director

THE HOLDER:

By:	/s/ John L. Nicholson, M.D.
John L. Nicholson, M.D.

WRITTEN CONSENT OF THE REQUIRED HOLDERS:

In accordance with Section 8 of the Note, the undersigned Required Holders hereby execute this written consent to the Agreement, thereby indicating their consent to the changes and amendments to the Note contained in this Agreement.

By:	/s/ John L. Nicholson, M.D.
John L. Nicholson, M.D.

By:	/s/ Charles E. Ramey
Charles E. Ramey